Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)

MGIC INVESTMENT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Note #	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	1	Debt	Senior Debt Securities	457(r)				0.0001531	$0.00
	2	Debt	Subordinated Debt Securities	457(r)				0.0001531	$0.00
	3	Equity	Common Stock	457(r)				0.0001531	$0.00
	4	Equity	Preferred Stock	457(r)				0.0001531	$0.00
	5	Other	Depositary Shares	457(r)				0.0001531	$0.00
	6	Other	Warrants	457(r)				0.0001531	$0.00
	7	Other	Stock Purchase Contracts	457(r)				0.0001531	$0.00
	8	Other	Stock Purchase Units	457(r)				0.0001531	$0.00
Fees Previously Paid
	Carry Forward Securities

Carry Forward Securities
	Total Offering Amounts	$0.00	$0.00
	Total Fees Previously Paid		$0.00
	Total Fee Offsets		$0.00
	Net Fee Due		$0.00
Offering Note
(1)Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee.
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.
(2)See Offering Note 1.
(3)See Offering Note 1.
(4)See Offering Note 1.
(5)See Offering Note 1.
(6)See Offering Note 1.
(7)See Offering Note 1.
(8)See Offering Note 1.
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